                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Carolina Power & Light Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                   Merrill
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 1996

    The Annual Meeting of the Shareholders of Carolina Power & Light Company will be held in the University Center on the campus of the University of North Carolina at Wilmington, 601 South College Road, Wilmington, North Carolina, on May 8, 1996, at 10 o'clock a.m., for the following purposes:

    (1)To elect directors of the Company;


    (2)To act upon a proposal which would amend the Company's Restated Charter to expand the purposes for which the Company exists and to broaden the powers of the Company; and


    (3)To transact such other business as may properly come before the meeting or any adjournment thereof.

    All shareholders of $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on March 1, 1996, will be entitled to vote on all questions at the meeting or any adjournment thereof. The stock transfer books will remain open.

                                          By order of the Board of Directors.

                                          RICHARD E. JONES
                                          Senior Vice President, General Counsel
                                          and Secretary


Raleigh, North Carolina
March 29, 1996


 SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING ARE REQUESTED TO SIGN, DATE AND RETURN THEIR PROXIES PROMPTLY.

                         CAROLINA POWER & LIGHT COMPANY
                            411 FAYETTEVILLE STREET
                         RALEIGH, NORTH CAROLINA 27601


                            ------------------------

                                PROXY STATEMENT
                                    GENERAL


    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carolina Power & Light Company (Company) of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held in the University Center on the campus of the University of North Carolina at Wilmington, 601 South College Road, Wilmington, North Carolina, on May 8, 1996, at 10 o'clock a.m., and at any subsequent time which may be made necessary by its adjournment. (For directions to the meeting location, please see the map included at the end of the Proxy Statement.) The Proxy Statement and form of proxy were first sent to shareholders on or about March 29, 1996.


    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, TO THE PERSONS WHOSE PROXIES ARE SOLICITED. ANY EXHIBIT TO FORM 10-K IS ALSO AVAILABLE UPON WRITTEN REQUEST AT A REASONABLE CHARGE FOR COPYING AND MAILING. WRITTEN REQUESTS SHOULD BE MADE TO MS. MARGARET S. GLASS, VICE PRESIDENT AND TREASURER, CAROLINA POWER & LIGHT COMPANY, P. O. BOX 1551, RALEIGH, NORTH CAROLINA 27602.

                                    PROXIES

    The accompanying proxy is solicited by the Board of Directors of the Company and the entire cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail although proxies may be solicited by telephone, telegraph or personally by officers and employees of the Company, who will not be specially compensated for such services.

    Any shareholder who has executed a proxy and attends the meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is exercised by filing written notice thereof or by filing a later valid proxy with the Secretary of the Company. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted for the election of Directors as set forth in this Proxy Statement, for the proposal to amend the Company's Restated Charter, and, in the discretion of the named proxies, upon such other business as may properly come before the meeting.

                               VOTING SECURITIES

    The Directors of the Company have fixed March 1, 1996, as the record date for shareholders entitled to vote at the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote. Accordingly, only holders of the Company's $5 Preferred Stock, Serial Preferred Stock and Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Holders of $5 Preferred Stock, Serial Preferred Stock and Common Stock will vote together without regard to class upon the matters currently expected to come before the Annual Meeting. Each share is entitled to one vote on each such matter, including the election of Directors. As of

March 1, 1996, there were outstanding 237,259 shares of $5 Preferred Stock, 1,200,000 shares of Serial Preferred Stock, and 152,102,922 shares of Common Stock. Pursuant to the provisions of the North Carolina Business Corporation Act, as amended, Directors will be elected by a plurality of the votes cast. Withheld votes will have no effect. Approval of the proposal relating to the amendment of the Company's Restated Charter will require the affirmative vote of the holders of a majority of the shares of stock of the Company then outstanding and entitled to vote. Abstentions from voting and broker non-votes will have the effect of a "negative" vote with respect to the proposal. Approvals of other matters to be presented at the Annual Meeting, if any, generally will require the affirmative vote of the holders of a majority of the shares voted with respect to such matters. Abstentions from voting will not have the effect of a "negative" vote with respect to any such matters.


                             ELECTION OF DIRECTORS


    Based on the report of the Nominating Committee (see page 7), the Board of Directors nominates for election the four nominees listed below. Valid proxies received pursuant to this solicitation will be voted in the manner specified therein. Where specifications are not made, the shares represented by the accompanying proxy will be voted for the election of the four nominees as Directors in Class I to serve for the term expiring in 1999, and until their respective successors have been elected and qualified:


                                         CLASS I
                                  (Term expiring in 1999)


LESLIE M. BAKER, JR., WILLIAM O. McCOY, SHERWOOD H. SMITH, JR. AND J. TYLEE
WILSON


    Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed above unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for such substitute nominee or nominees as may be determined by the persons named in such proxy. The Board of Directors has no reason to believe that any of the nominees listed above will not be available for election as a director.

    The names of the four nominees for election to the Board of Directors and of the Directors whose terms in office will continue, along with their ages, principal occupations or employment for the past five years, and current directorships are set forth below. Mr. George H.V. Cecil, who has served as a director since 1976 with distinction, has reached retirement age from the Board and is not a candidate for re-election.

                          DIRECTOR NOMINEES -- CLASS I
                            (Terms Expiring in 1999)


    LESLIE M. BAKER, JR., age 53, is President and Chief Executive Officer of Wachovia Corporation, an interstate bank holding company (since January 1994). He previously served as President and Chief Operating Officer of Wachovia Corporation (from February 1993 to December 1993) and as President and Chief Executive Officer of Wachovia Bank of North Carolina, N.A., a subsidiary of Wachovia Corporation (from January 1990 to May 1993). He also served in various executive capacities for other subsidiaries of Wachovia Corporation. He has served as a Director of the Company since 1995.



    WILLIAM O. MCCOY, age 62, is Vice President-Finance of the University of North Carolina (since 1994). He previously served as Vice Chairman of the Board of BellSouth Corporation and President and Chief Executive Officer of BellSouth Enterprises. He currently serves as a director of First American Corporation, Liberty Corporation and Weeks Corporation.

    SHERWOOD H. SMITH, JR., age 61, is Chairman and Chief Executive Officer of the Company (since 1992). He previously served as Chairman/President and Chief Executive Officer. He has served as a Director of the Company since 1971 and also serves as a director of Wachovia Corporation, Springs Industries, Inc., and Northern Telecom Limited, and as a Trustee of The Northwestern Mutual Life Insurance Company.

    J. TYLEE WILSON, age 64, is retired Chairman and Chief Executive Officer of RJR Nabisco, Inc. He has served as a Director of the Company since 1987 and also serves as a director of BellSouth Corporation.

                   DIRECTORS CONTINUING IN OFFICE -- CLASS II
                            (Terms Expiring in 1997)

    EDWIN B. BORDEN, age 62, is President of The Borden Manufacturing Company, a textile yarn manufacturer. He has served as a Director of the Company since 1985 and also serves as a director of Jefferson-Pilot Corporation, Triangle Bancorp, Inc., Ruddick Corporation and Winston Hotels, Inc.

    RICHARD L. DAUGHERTY, age 60, is the Executive Director of NCSU Research Corporation, a development corporation of the Centennial Campus of North Carolina State University. He previously served as Vice President of IBM PC Company, manufacturers and distributors of personal computers worldwide, and also as Senior State Executive for IBM Corporation in North Carolina. Mr. Daugherty retired from IBM in August 1994. He has served as a Director of the Company since 1992.


    J. R. BRYAN  JACKSON, age  64, is Chairman  and Chief  Executive Officer  of
Superior Machine Company of S.C., Inc., a heavy industrial machinery manufacturing and repair company. He has served as a Director of the Company since 1986.


    ROBERT L. JONES, age 59, is President of Davidson and Jones Corporation, general contractors/ developers and operators of real estate properties. He has served as a Director of the Company since 1990 and also serves as a director of Giant Group, Ltd.

                  DIRECTORS CONTINUING IN OFFICE -- CLASS III
                            (Terms Expiring in 1998)

    FELTON J. CAPEL, age 69, is President of Century Associates of North Carolina, distributors of cookware and housewares. He has served as a Director of the Company since 1972.

    WILLIAM CAVANAUGH III, age 57, is President and Chief Operating Officer of the Company (since September 1992). He previously served in various executive capacities for Entergy Corporation and its affiliates. He has served as a Director of the Company since 1993.

    CHARLES W. COKER, age 62, is Chairman and Chief Executive Officer of Sonoco Products Company, a manufacturer of paperboard and paper and plastics packaging products. He has served as a Director of the Company since 1975 and also serves as a director of NationsBank Corporation, Sara Lee Corporation and Springs Industries, Inc.

    ESTELL C. LEE, age 60, is President of The Lee Company, a building supplies company. Previously, she was Secretary of the North Carolina Department of Economic and Community Development and President of Seacor, Inc. She has served as a Director of the Company since 1988.

                             PRINCIPAL SHAREHOLDER

    The following table sets forth the only shareholder known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company as of December 31, 1995. The Company does not know of any shareholder that owned more than 5% of any other class of the Company's voting securities as of December 31, 1995.
--------------------------------------------------------------------------------


                                              NUMBER OF SHARES OF COMMON    PERCENTAGE OF COMMON
              NAME AND ADDRESS                STOCK BENEFICIALLY OWNED(1)     STOCK OUTSTANDING
-------------------------------------------------------------------------------------------------
Wachovia Bank of North Carolina, N.A.                   9,511,913                       6.2%
Post Office Box 3099
Winston-Salem, North Carolina 27102


--------------------------------------------------------------------------------

    (1)Consists of shares of Common Stock held in fiduciary capacity as Trustee of the Company's Stock Purchase-Savings Plan. Wachovia Bank of North Carolina, N.A. has sole voting power with respect to 733,447 shares, shared voting power with respect to 8,731,545 shares, sole dispositive power with respect to 636,009 shares and shared dispositive power with respect to 148,181 shares.



                    MANAGEMENT OWNERSHIP OF COMMON STOCK(1)


    The following table presents information regarding the beneficial ownership of the Common Stock of the Company and ownership of Common Stock units as of December 31, 1995 of (i) all current directors and nominees for director, (ii) each executive officer of the Company named in the Summary Compensation Table contained elsewhere herein and (iii) all directors and executive officers as a group. A unit of Common Stock does not represent an equity interest in the Company and possesses no voting rights, but is equal in value at all times to a share of Common Stock. As of December 31, 1995, none of the individuals or group in the above categories owned one percent (1%) or more of any class of the Company's voting securities.


---------------------------------------------------------------------------

                                        NUMBER OF SHARES OF COMMON STOCK
                NAME                     BENEFICIALLY OWNED(2) AND UNITS
                                                  REPRESENTING
                                       SHARES OF COMMON STOCK (3),(4),(5)
---------------------------------------------------------------------------
Leslie M. Baker, Jr.                             500           Common Stock
                                                 584(3)        Units
Edwin B. Borden                                3,910           Common Stock
                                               9,467(3)        Units
Felton J. Capel                                1,000           Common Stock
                                               9,079(3)        Units
William Cavanaugh III                         11,132(6)        Common Stock
                                              17,097(4),(5)    Units
George H.V. Cecil                              2,000           Common Stock
                                               4,539(3)        Units
Charles W. Coker                               3,399(7)        Common Stock
                                               9,938(3)        Units
Richard L. Daugherty                             734           Common Stock
                                               3,983(3)        Units
Glenn E. Harder                                  215           Common Stock
                                                  87(5)        Units
J.R. Bryan Jackson                             2,962           Common Stock
                                                 262(3)        Units
Richard E. Jones                              11,145(8)        Common Stock
                                               6,403(4),(5)    Units

---------------------------------------------------------------------------

                                        NUMBER OF SHARES OF COMMON STOCK
                NAME                     BENEFICIALLY OWNED(2) AND UNITS
                                                  REPRESENTING
                                       SHARES OF COMMON STOCK (3),(4),(5)
---------------------------------------------------------------------------
Robert L. Jones                                2,000           Common Stock
                                               6,683(3)        Units
Estell C. Lee                                  4,484(9)        Common Stock
                                               9,141(3)        Units
William O. McCoy                               1,000           Common Stock
William S. Orser                               3,469           Common Stock
                                               5,537(4),(5)    Units
Sherwood H. Smith, Jr.                        68,060(10)       Common Stock
                                              32,231(4),(5)    Units
J. Tylee Wilson                                5,000           Common Stock
                                                 262(3)        Units
Shares of Common Stock beneficially
 owned by all directors and
 executive officers of the Company
 as a group (19 persons)                     158,969           Common Stock


--------------------------------------------------------------------------------

    (1)Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports indicating their holdings of and transactions in the Company's equity securities with the Securities and Exchange Commission and to provide copies of such reports to the Company. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors and executive officers during 1995 were complied with, except that Mr. Paul S. Bradshaw, a former executive officer of the Company, inadvertently did not timely report one transaction that occurred after he left the Company. Mr. Bradshaw reported the transaction on a timely filed Form 5 when the omission was brought to his attention.



    (2)Unless otherwise noted, all shares of Common Stock set forth in the table are beneficially owned, directly or indirectly, with sole voting and investment power, by such shareholder.



    (3)Consists of units representing Common Stock of the Company under the Directors Deferred Compensation Plan (see "Directors' Compensation" on page 7).



    (4)Consists of performance units under the Long-Term Compensation Program (see "Summary Compensation Table" on page 8 and footnote 4 thereunder).



    (5)Consists of replacement units to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made but for the deferral of salary under the Deferred Compensation Plan for Key
Management Employees and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended (see "Summary Compensation Table" on page 8 and footnote 4 thereunder).



    (6)Includes 342 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.



    (7)Includes 3,199 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.



    (8)Does not include 920 shares owned by members of immediate family to which beneficial ownership has been disclaimed.



    (9)Includes 160 shares with shared voting and investment power owned by members of immediate family to which beneficial ownership has not been disclaimed.



    (10)Does not include 900 shares owned by members of immediate family to which beneficial ownership has been disclaimed.

                               BOARD OF DIRECTORS

    The Board of Directors is currently comprised of twelve members. The Board of Directors met five times in 1995. Average attendance of the Directors at the meetings of the Board and its Committees held during 1995 was 94%.

    The Board of Directors appoints from the Board an Executive Committee, a Committee on Audit, Finance and Corporate Performance, a Committee on System Operations, Forecasting and Development, a Committee on Personnel, Executive Development and Compensation, a Committee on Customer and Public Relations, and a Nominating Committee.

                              EXECUTIVE COMMITTEE


    The Executive Committee is presently composed of two Officers/Directors and two outside Directors -- Messrs. Sherwood H. Smith, Jr., Chairman, William Cavanaugh III, Richard L. Daugherty and Robert L. Jones. The authority and responsibility of the Executive Committee are provided in the Company's Charter and By-Laws. The Committee held eight meetings in 1995.


                          COMMITTEE ON AUDIT, FINANCE
                           AND CORPORATE PERFORMANCE


    The Committee on Audit, Finance and Corporate Performance is presently composed of five outside Directors -- Mr. J. Tylee Wilson, Chairman, Ms. Estell
C. Lee and Messrs. George H.V. Cecil, Charles W. Coker and J.R. Bryan Jackson. The work of this Committee includes review of the performance of the independent auditors and the internal audit department. The Committee reviews corporate goals established by the Company and the Company's progress in achieving these goals. The Committee also maintains an overall view of the long and short range financial planning of the Company and the supporting rate action. The Committee held four meetings in 1995.


                        COMMITTEE ON SYSTEM OPERATIONS,
                          FORECASTING AND DEVELOPMENT


    The Committee on System Operations, Forecasting and Development is presently composed of five outside Directors -- Messrs. Edwin B. Borden, Chairman, Leslie
M. Baker, Jr., Felton J. Capel, Richard L. Daugherty and Robert L. Jones. The Committee examines the Company's projections as to the economic development of the Company's service area and the estimates of sales and load growth. The Committee considers recommendations as to the locations of generating facilities and types of fuels for these facilities. It also reviews the Company's construction budget and generation plan. The Committee held two meetings in 1995.


                       COMMITTEE ON PERSONNEL, EXECUTIVE
                          DEVELOPMENT AND COMPENSATION


    The Committee on Personnel, Executive Development and Compensation is presently composed of five outside Directors -- Messrs. Charles W. Coker,
Chairman, Edwin B. Borden, George H. V. Cecil, Robert L. Jones and J. Tylee Wilson. The Committee ascertains that personnel policies and procedures are in keeping with all governmental rules and regulations and are designed to attract and retain competent, talented employees and develop the potential of these employees. The Committee reviews all executive development plans, makes executive compensation decisions and oversees plans for management succession. The Committee held five meetings in 1995.

                   COMMITTEE ON CUSTOMER AND PUBLIC RELATIONS


    The Committee on Customer and Public Relations is presently composed of five outside Directors -- Mr. J. R. Bryan Jackson, Chairman, Ms. Estell C. Lee and Messrs. Leslie M. Baker, Jr., Felton J. Capel and Richard L. Daugherty. It is the responsibility of the Committee to review, monitor and assess the effectiveness of the Company's communications programs for informing its customers, the general public and the various governmental bodies. The Committee held two meetings in 1995.


                              NOMINATING COMMITTEE


    The Nominating Committee is presently composed of five outside Directors -- Messrs. George H. V. Cecil, Chairman, Edwin B. Borden, Charles W. Coker, J. R. Bryan Jackson and J. Tylee Wilson. The Committee proposes to the Board annually a slate of nominees for directors to be submitted to the shareholders for election at the Annual Meeting of Shareholders. It is also the responsibility of the Committee to submit nominations for the filling of vacancies which occur at other times. Shareholder suggestions as to persons suitable for service on the Board sent to the Chairman of the Nominating Committee at the Company's principal office are received and considered by the Nominating Committee. The Committee held one meeting in 1995.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $20,000, of which $2,000 is automatically deferred under the Directors Deferred Compensation Plan (see below), and an attendance fee of $1,000 per meeting for regularly scheduled Board meetings. Directors who are not employees of the Company also receive an attendance fee for committee meetings of $1,000 for committee members and $1,200 for committee chairmen except that the attendance fee is $500 and $600 for committee members and committee chairmen, respectively, for a committee meeting held on the day of a regularly scheduled Board meeting or another committee meeting. Directors who are officers do not receive an annual retainer or attendance fees. All Directors are reimbursed for expenses incident to their service as Directors.

    In addition to the $2,000 in annual retainer which is automatically deferred, outside Directors may elect to defer the remainder of their annual retainer and Board attendance fees until after the termination of their service on the Board under the Directors Deferred Compensation Plan. Any fees so deferred are deemed to be invested in a number of Units of Common Stock of the Company, but participating Directors receive no equity interest or voting rights in the Common Stock. The number of Units credited to the account of a participating Director is equal to the dollar amount of the deferred fees divided by the average of the high and low selling prices (i.e., market value) of the Common Stock on the day the deferred fees would otherwise be payable to the participating Director. The number of Units in each account is adjusted from time to time to reflect the payment of dividends on the number of shares of Common Stock represented by the Units. Unless otherwise agreed to by the participant and the Board, when the participant ceases to be a member of the Board of Directors, he or she will receive cash equal to the market value of a share of the Company's Common Stock on the date of payment multiplied by the number of Units credited to the participant's account.

    Directors are also eligible for matching contributions of up to $2,000 under an incentive compensation program. Awards under this program are based upon the achievement of the corporate incentive goals which are established each year by the Board and used as the basis for a matching contribution of shares of Common Stock for participating employees in the Company's Stock Purchase-Savings Plan. In the event that five of the corporate incentive goals are met, the $2,000 portion of the annual retainer which is automatically deferred pursuant to the Directors Deferred Compensation Plan will be increased by 50 percent, with an additional 10 percent increase for each corporate incentive goal met in excess of five (up to a maximum matching contribution of 100 percent).

    An unfunded plan for outside Directors who have served on the Board for a minimum period of five years provides retirement compensation to outside Directors in an amount established by the Board (currently $15,000 annually) for life or for the number of years the individual has served on the Board, whichever period expires first.

    All of the Directors participate in a Directors' Educational Contribution Plan. The plan is funded by policies of corporate-owned life insurance on the lives of pairs of Directors, with proceeds payable to the Company at the death of the second to die in each pair. All costs of the plan are expected to be covered from the life insurance proceeds to be received by the Company. Pursuant to this plan, the Company will make a contribution in the name of each Director to an educational institution or approved educational foundation or fund in North Carolina or South Carolina selected by the Director and approved by the Executive Committee of the Board of Directors. The contribution will be made at the later to occur of the retirement of the Director from the Board of Directors or ten years from the date of adoption of the plan. If a Director has served as a Director for at least five but less than ten years at the time the contribution is to be made, the Company will contribute $250,000 in the name of the Director. If the Director has served for ten or more years, the amount of the contribution will be $500,000. The plan may be terminated at any time in the discretion of the Executive Committee without recourse or obligation to the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG TERM
                                                                                    COMPENSATION
                                              ANNUAL COMPENSATION                     AWARDS

                                                                       OTHER
                                                                      ANNUAL        RESTRICTED     ALL OTHER
           NAME AND                    SALARY(1)    BONUS(2)       COMPENSATION(3)    STOCK        COMPENSATION
      PRINCIPAL POSITION        YEAR      ($)          ($)              ($)         AWARD(S)(4)       ($)
                                                                                       ($)
Sherwood H. Smith, Jr.,          1995  $ 630,000   $   360,000(5)  $    7,989       $ 278,699 (6)  $  55,986 (7)
 Chairman and Chief              1994    595,000       215,000          7,428         262,263         58,530
 Executive Officer               1993    567,000       160,000                        182,776         60,372
William Cavanaugh III,           1995  $ 445,000   $   250,000(8)  $    7,142       $ 196,359 (9)  $  44,603 (10)
 President and Chief             1994    420,000       152,000          6,267         182,657         44,608
 Operating Officer               1993    400,000       150,000(11)                    128,128        192,177
William S. Orser,                1995  $ 306,000   $   125,000     $      651       $ 130,768 (12) $  34,307 (13)
 Executive Vice President        1994    291,770        80,000            517         100,817         33,495
 (employed as of April 1,        1993    194,205       163,320(14)     55,735          33,954        177,497
 1993)
Glenn E. Harder,                 1995  $ 208,990   $    75,000     $      701       $  86,725 (15) $  71,950 (16)
 Executive Vice President        1994     23,589        40,000                         N/A            20,000 (17)
 and Chief Financial Officer     1993     N/A          N/A                             N/A            N/A
 (employed as of October 31,
 1994)
Richard E. Jones,                1995  $ 217,000   $    65,000     $      836       $   3,344 (18) $  25,783 (19)
 Senior Vice President,          1994    205,000        45,000          1,173          59,897         26,040
 General Counsel and             1993    195,000        41,000                         50,931         24,865
 Secretary



    (1)Consists of base salary prior to (i) employee contributions to the Stock Purchase-Savings Plan and (ii) voluntary deferrals, if any, under the Deferred Compensation Plan for Key Management Employees. See "Other Benefit Opportunities" on page 14.

    (2)Except as otherwise noted, consists of amounts awarded with respect to performance in the stated year under the Management Incentive Compensation Program. See "Other Annual Compensation Opportunities" on page 12.



    (3)Consists of gross-up payments for certain federal and state income tax obligations.



    (4)Consists of the value of (i) performance units awarded under the Long-Term Compensation Program and (ii) performance units credited to the account of a participant to replace the value of Company contributions to the Stock Purchase-Savings Plan that would have been made on behalf of the participant but for the deferral of salary under the Deferred Compensation Plan for Key Management Employees and contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended ("Replacement Units"). Performance units do not represent an equity interest in the Company and possess no voting rights. However, a performance unit is equal in value at all times to a share of the Company's Common Stock. Additional units are credited from time to time to reflect the payment of dividends on the underlying Common Stock. Awards made under the Long-Term Compensation Program vest on the earlier of the date of death, the fourth month of the second year following grant or the date of normal, early or disability retirement. The Company will distribute in cash the aggregate value of the units related to an award as follows: one-third on the date of vesting; one-half of the remaining balance one year following vesting; and the remainder two years after vesting. In addition, a participant may make a one-time, irrevocable payment election to defer receipt of the payout as follows: in full in the fifth year following the grant of the award; over three years beginning in the year following retirement; or in full in the year following retirement. This payment election must be made no later than the end of the year for which an award is made. See "Long-Term Compensation Opportunities" on page 13.



    Payment of the value of the Replacement Units will be made in cash and will generally be made at such time as a participant retires or is no longer a full-time employee of the Company. The amount of the payout will equal the market value of a share of the Company's Common Stock on the date of payout multiplied by the number of units credited to the account of the participant. See "Other Benefit Opportunities" on page 14.



    (5)Mr. Smith has elected to defer receipt of fifty percent of this award until the second anniversary of his date of retirement.



    (6)Consists of (i) 6,900 performance units granted under the Long-Term Compensation Program based on the market value of a share of Common Stock on the date of grant, and (ii) 918 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. As of December 31, 1995, a total of 32,231 performance units were held at an aggregate value of $1,111,982 based on the market value of a share of Common Stock on that date.



    (7)Consists of (i) $9,116 which represents Company contributions under the Stock Purchase-Savings Plan, and (ii) $46,870 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.



    (8)Mr. Cavanaugh has elected to defer receipt of twenty-five percent of this award until his date of retirement.

    (9)Consists of (i) 4,875 performance units granted under the Long-Term Compensation Program based on the market value of a share of Common Stock on the date of grant, and (ii) 629 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. As of December 31, 1995, a total of 17,097 performance units were held at an aggregate value of $589,834 based on the market value of a share of Common Stock on that date.



    (10)Consists of (i) $6,981 which represents Company contributions under the Stock Purchase-Savings Plan, and (ii) $37,622 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.



    (11)Pursuant to an employment agreement, this amount is in lieu of an award for performance in 1993 under the Management Incentive Compensation Program.



    (12)Consists of (i) 3,350 performance units granted under the Long-Term Compensation Program based on the market value of a share of Common Stock on the date of grant, and (ii) 284 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. As of December 31, 1995 a total of 5,537 performance units were held at an aggregate value of $191,014 based on the market value of a share of Common Stock on that date.



    (13)Consists of (i) $9,116 which represents Company contributions under the Stock Purchase-Savings Plan, and (ii) $25,191 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.

    (14)Pursuant to an employment agreement, includes (i) $50,000 in lieu of an award for performance in 1993 under the Management Incentive Compensation Program, (ii) a $50,000 employment bonus in 1993, and (iii) $63,320 representing the fair market value at date of grant of 2,000 shares of the Company's Common Stock awarded in 1993.



    (15)Consists of (i) 2,300 performance units granted under the Long-Term Compensation Program based on the market value of a share of Common Stock on the date of grant, and (ii) 86 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. As of December 31, 1995, a total of 87 performance units were held at an aggregate value of $2,993 based on the market value of a share of Common Stock on that date.



    (16)Consists of (i) $3,724 which represents Company contributions under the Stock Purchase-Savings Plan, and (ii) $68,226 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.



    (17)Pursuant to an employment agreement, this amount was required to be treated as if it were a one-year deferral under the Deferred Compensation Plan for Key Management Employees.



    (18)Consists of 113 Replacement Units based on the market value of a share of Common Stock on the date such units were credited to the account of the participant. Consistent with his retirement effective April 15, 1996, Mr. Jones did not receive performance units under the Long-Term Compensation Program. As of December 31, 1995, a total of 6,403 performance units were held at an aggregate value of $220,892 based on the market value of a share of Common Stock on that date.



    (19)Consists of (i) $9,116 which represents Company contributions under the Stock Purchase-Savings Plan, and (ii) $16,667 which represents the dollar value of the premium relating to the term portion and the present value of the premium relating to the whole life portion of the benefit to be received pursuant to the Executive Permanent Life Insurance Program.


                               PENSION PLAN TABLE


---------------------------------------------------------
                     ESTIMATED ANNUAL PENSION AT NORMAL
                                 RETIREMENT
     AVERAGE             (YEARS OF CREDITED SERVICE)
   COMPENSATION
---------------------------------------------------------

                    10 YEARS   15 YEARS   15 1/2 OR MORE
                                               YEARS
---------------------------------------------------------
$190,000            $  76,000  $ 114,000     $117,800
 255,000              102,000    153,000     158,100
 320,000              128,000    192,000     198,400
 385,000              154,000    231,000     238,700
 450,000              180,000    270,000     279,000
 515,000              206,000    309,000     319,300
 555,000              222,000    333,000     344,100
 595,000              238,000    357,000     368,900
 635,000              254,000    381,000     393,700
 675,000              270,000    405,000     418,500
 715,000              286,000    429,000     443,300
 760,000              304,000    456,000     471,200
 795,000              318,000    477,000     492,900


--------------------------------------------------------------------------------

    The above table demonstrates senior executive pension benefits payable upon normal retirement under the Supplemental Retirement Plan and Supplemental Executive Retirement Plan at age 65 as a function of average annual income and years of service. Covered compensation under these plans consists only of the amounts in the Salary and Bonus columns of the Summary Compensation Table. Pursuant to the Supplemental Retirement Plan, a defined benefit plan, benefits are partially offset by Social Security payments and the monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%. Benefits under the Supplemental

Executive Retirement Plan are fully offset by Social Security benefits and by benefits paid under the Supplemental Retirement Plan. The monthly benefit payable upon retirement under this plan is equal to 4% of the average of a participant's highest three years of earnings for each year of credited service with the Company up to a maximum of 62%. Benefits listed in the table above do not reflect the Social Security or other offset. For purposes of benefits under these plans, Messrs. Smith, Cavanaugh, and Jones each have more than 15 1/2 years of credited service and are thereby entitled to the maximum percentage allowable in the benefit formula under these plans. Mr. Harder has four years of credited service, and Mr. Orser has two years of credited service.

                             EMPLOYMENT AGREEMENTS

    Mr. Cavanaugh, Mr. Orser and Mr. Harder have entered into employment agreements with the Company. These agreements provide for base salary, bonuses, and participation in the various executive compensation plans offered to senior executives of the Company. Base salary increases and bonus amounts are determined by the Board of Directors' Committee on Personnel, Executive Development and Compensation, as described in "Report of Board Committee on Personnel, Executive Development and Compensation" below. Mr. Cavanaugh also received 14 years of credited service in the Supplemental Executive Retirement Plan and Mr. Harder received 3 years of credited service in that Plan. The agreement with Mr. Harder contains no provision regarding the term of his employment. There is no specific employment term in the agreements with Mr. Cavanaugh and Mr. Orser; rather, employment is at the continued will of the parties. The agreements with Mr. Cavanaugh and Mr. Orser provide that upon termination or constructive termination of employment by the Company for any reason other than good cause, the agreements contain provisions for continuation of salary and health benefits for 24 months. Constructive termination, which is an option that must be elected by the individual within one year of occurrence, consists of a change in the form of ownership of the Company or a change in the present Chairman and Chief Executive Officer (or a material change in his responsibilities). In addition, if Mr. Orser's employment is terminated after he has attained age 55 but before attaining age 60, the Company shall pay to him a retirement severance benefit of $153,912 per year (less benefits payable under the Supplemental Executive Retirement Plan). The agreements with Mr. Cavanaugh and Mr. Orser provide that if employment under the agreements is terminated by the individual, he shall retain all vested benefits but shall not be entitled to any form of salary or health benefit continuance.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION



    During 1995 Sherwood H. Smith, Jr. served as a member of the Management Resources and Compensation Committee of Wachovia Corporation. Leslie M. Baker, Jr., a director of the Company, is the President and Chief Executive Officer of Wachovia Corporation.


                    REPORT OF BOARD COMMITTEE ON PERSONNEL,
                     EXECUTIVE DEVELOPMENT AND COMPENSATION

    The Company's executive compensation program is administered by the Committee on Personnel, Executive Development and Compensation of the Board of Directors (the "Committee"). The five-member Committee is composed entirely of independent outside directors who are not eligible to participate in any compensation program in which Company executives participate.

COMPENSATION PRINCIPLES


    An independent executive benefits consulting firm is utilized to assist the Company in meeting its compensation objectives. Each year, this consulting firm provides the Committee with an analysis comparing overall compensation paid to Company executives with overall compensation paid to executives of a comparison group of electric utility companies. This comparison group consists of seven electric utility companies in the southeastern United States. While this comparison group is smaller than (i) the group of companies comprising the Standard & Poor's 25 Utility (Electric Power Companies) Index, which is a published industry index, shown in the performance graph on page 16, and (ii) the group of companies utilized for performance comparisons in determining award eligibility under the Management Incentive Compensation Program and the
Long-Term Compensation Program, the Committee believes these seven electric utility companies, because of their similarity to the Company in size, electric facilities, and geographic location, are appropriate for overall compensation comparisons.



    The Company's executive compensation program consists of four major elements: base salary; other annual compensation opportunities; long-term compensation opportunities; and other benefit opportunities. The Committee's objective in administering this program is to structure, through a combination of these components, an overall compensation package for executives which approximates in value the median level to first quartile of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in 1995 met this objective.


    Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation paid or accrued with respect to its five most highly compensated officers. The 1995 compensation disclosed in this proxy statement does not exceed the limit and the Committee has not established a policy should the limit be exceeded by future compensation.

    Set forth below is a description of the major elements of the Company's executive compensation program and their relationship to corporate performance, as well as a summary of the actions taken by the Committee with respect to the compensation of the Chief Executive Officer.

BASE SALARY

    Executives of the Company receive a base salary determined by the Committee based upon the value of their position compared to competitively established salary ranges, their individual performance and overall corporate performance. The Committee does not utilize specific targets or a specific mathematical formula in determining base salaries. During 1995, the Committee in its discretion approved increases in the base salaries of the Chief Executive Officer and the named executives, as set forth in the Summary Compensation Table. These increases were based on the executive's level of responsibility in the Company, the median level to first quartile of compensation for executives in the comparison group of utilities, the achievement of corporate goals, and individual merit performance as qualitatively determined by the Committee.

OTHER ANNUAL COMPENSATION OPPORTUNITIES


    The Company sponsors a Management Incentive Compensation Program for its senior executives, department managers and selected key employees. In order for awards to be made under the program, a matching contribution must be earned by all employees under the corporate incentive feature of the Company's Stock Purchase-Savings Plan, a tax qualified 401(k) plan. Incentive matching contributions are earned by participating employees if at least five out of ten annual corporate goals are met. (See the description of the Stock Purchase-Savings Plan under "Other Benefit Opportunities" below.) In the event an incentive matching contribution is earned, the Committee compares the Company's return on common equity and electric revenue per kWh for the most recent three-year period with a comparison group that is comprised of electric utility companies in the eastern United States with nuclear and fossil generation. This twenty-three member comparison group is larger in number and more diverse in terms of size and geographic location than the comparison group utilized for overall compensation purposes. The Committee believes, however, that the additional size and diversity of this group is appropriate for comparisons based on corporate performance. This performance comparison group also differs from the group comprising the Standard & Poor's 25 Utility (Electric Power Companies) Index shown in the performance graph on page
16. Participants are eligible for an award under this program only if the Company's performance criteria surpass the median of the performance criteria of the comparison group. If participants at or above the Department Head level of the Company are eligible for awards, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. If participants below the Department Head level of the Company are eligible for awards, then the Chief Executive Officer has sole and complete authority to approve such awards. Awards consist of both a corporate component and noncorporate component. Award opportunities, expressed as a percentage of salary, are applicable to both components of an award. The corporate component of an award is based upon the overall performance of the Company. The noncorporate component of an award is based upon the level of attainment of group, departmental and individual performance measures. Those measures are evaluated in terms of three levels of performance -- outstanding, target and threshold -- each of which is related to a particular payout percentage. If earned, awards are either paid in cash in the succeeding year, or deferred to a later date, as elected by each individual participant. Deferred awards are recorded in the form of performance units. Each performance unit is generally equivalent to a share of the Company's common stock.



    The threshold requirements for award eligibility, as discussed above, were met and exceeded in 1995. At a meeting of the Committee on March 20, 1996 based on highly commendable performance, awards were made in the discretion of the Committee to the named executives including the Chief Executive Officer, as set forth in the Summary Compensation Table under the Bonus column.


LONG-TERM COMPENSATION OPPORTUNITIES


    The Company also sponsors a Long-Term Compensation Program. There are two award opportunities available under this program. The first is an award which may be made to attract and retain key executives or to recognize and reward sustained individual performance which has in the opinion of the Committee contributed significantly to the success of the Company. This award opportunity is in the discretion of the Committee considering the Company's overall performance and best interests, and it is not subject to specific criteria, specific targets, or a specific mathematical formula. The other award opportunity available under the Long-Term Compensation Program may be granted only if at least two of the following corporate performance criteria for the most recent three-year period surpass a comparison group consisting of the same companies as the comparison group utilized for performance comparisons under the Management Incentive Compensation Program as discussed above: return on common equity; electric revenue per kWh; and total return to shareholders. This comparison group is utilized for performance comparisons only and differs from the comparison group utilized for overall compensation comparisons (which is comprised of electric utilities that are generally similar in size, electric facilities, and geographic location to the Company), and the group comprising the Standard & Poor's 25 Utility (Electric Power Companies) Index shown in the performance graph on page 16. In addition, other criteria may be established by the Committee in its discretion that may be of relevance to the overall success of the Company. If participants are eligible for an award, then the Committee in its discretion determines whether awards are to be made and, if so, in what amounts. The Committee does not utilize specific targets in determining award levels under the Long-Term Compensation Program.

    Awards made under the Long-Term Compensation Program are deferred and recorded in the form of performance units equal in value to the Company's Common Stock. A performance unit does not represent an equity interest in the Company and possesses no voting rights. However, a performance unit is equal in value at all times to a share of Common Stock and additional units are credited from time to time to reflect the payment of dividends on the Company's Common Stock. An award to a participant vests on the earlier of the date of death, the fourth month of the second year following the date of grant, or the date of normal, early or disability retirement. The Company will distribute in cash to a participant the value of the performance units credited to the participant's account as follows: one-third on the date the award vests; one-half of the remaining balance one year after the date the award vests; and the remainder two years after the date the award vests. Thus, the amount received by a participant is dependent upon the future performance of the Company and market value of Common Stock over a future four-year period after the award is granted. In addition, a participant may make a one-time, irrevocable payment election to defer receipt of the payout until the fifth year following the date of grant, the year following retirement, or over a three-year period beginning in the year following retirement.


    In 1995, corporate performance criteria surpassed the comparison group and participants were eligible for an award. At a meeting of the Committee on March 20, 1996 based on highly commendable performance, awards under the Long-Term Compensation Program were made in the discretion of the Committee to the named executives including the Chief Executive Officer, as set forth in the Summary Compensation Table.


OTHER BENEFIT OPPORTUNITIES

    The following additional benefit opportunities are also available to the Company's senior executives:


    - The Company sponsors a Deferred Compensation Plan for Key Management Employees which allows a participant to defer until retirement up to 15% of the participant's annual compensation for one to four years. All employees at or above the department head level are eligible to participate in the plan. Upon retirement, the participant receives monthly supplemental retirement payments over a 180-month period.



    - Pursuant to the Executive Deferred Compensation Plan, all or a portion of an executive's salary may be deferred. There was no deferral of compensation in 1995 under this plan.



    -   To   replace  the   value  of   Company   contributions  to   the  Stock
Purchase-Savings Plan that would have been made but for (i) the deferral of salary under the Executive Deferred Compensation Plan and the Deferred Compensation Plan for Key Management Employees and (ii) contribution limitations under Section 415 of the Internal Revenue Code of 1986, as amended, senior executives and other employees are credited with performance units equal in value to shares of the Common Stock of the Company. These performance units do not represent an equity interest in the Company and possess no voting rights. However, additional units are credited from time to time to reflect the payment of dividends on the Company's Common Stock. Unless otherwise determined by the Board, at the time a participant is no longer a full-time employee, he or she will receive cash equal to the market value of a share of Common Stock times the number of performance units credited to the account of the participant.



    - The Company has implemented an executive split dollar life insurance program which consists of two separate plans. The first plan provides life insurance coverage approximately equal to three times salary for senior executives. The second plan provides additional life insurance coverage approximately equal to five times salary for those officers of the Company who are also members of the Board of Directors.



    - The Company also provides broad-based employee benefit plans in which senior executives participate. Under the Stock Purchase-Savings Plan, a salary reduction plan under Section 401(k) of the Internal

Revenue Code of 1986, as amended, full-time employees may invest up to 8% of earnings (up to a maximum of $9,240 in 1995) on a before-tax basis in the Company's Common Stock and other investment options. The Company makes a matching contribution of 50% of such investment (up to 3% of earnings) which is invested in Company Common Stock. Under an incentive feature, the Company's contribution may be increased by up to an additional 50% if certain corporate financial, operating, safety and customer satisfaction performance goals are met. The Company also sponsors the Supplemental Retirement Plan, a defined benefit plan which covers full-time employees who are at least twenty-one years old and have been employed for at least one year. The right to receive pension benefits under this plan is vested after five years. The monthly pension benefit payable upon retirement is based on final five years average compensation multiplied by 1.7% for each year of service up to a maximum of 60%, less projected age 65 Social Security benefits multiplied by 1.43% for each year of service up to a maximum of 50%.


    - The Supplemental Executive Retirement Plan provides a retirement benefit for eligible senior executives equal to 4% of the average of their highest three years of base salary and annual bonus for each year of credited service with the Company up to a maximum of 62%. Benefits under this plan are fully offset by Social Security benefits and by benefits paid under the Company's Supplemental Retirement Plan.



    - The Company's senior executives also receive certain perquisites and other personal benefits which in 1995 did not exceed the lesser of either $50,000 or 10% of the executive's salary and bonus. In addition, executives received gross-up payments in 1995 for related federal and state income tax obligations, as disclosed in the Summary Compensation Table on page 8.


COMPENSATION OF CHIEF EXECUTIVE OFFICER


    Compensation in 1995 for the Chief Executive Officer was consistent with the compensation principles described above and reflected performance of the Company and the individual in 1994, as well as services in 1995. The determination of his compensation by the Committee was qualitative in nature and based on a variety of factors, including comparison group compensation data, attainment of various corporate goals, total shareholder return, financial and operating performance, individual performance and other factors. Specific mathematical weights were not assigned to these factors. Overall compensation in 1995 approximated in value the median level to first quartile of overall compensation paid to chief executive officers in the comparison group. The Committee considered the fact that 1995 was a record year for the Company in terms of earnings, operating performance, and reduced costs for customers. Specifically, the Committee considered the Company's stock and total return, which continued to exceed the Standard & Poor's 25 Utility (Electric Power Companies) Index average. The Committee also took into account the fact that the Company's three nuclear stations achieved a combined capacity factor of 86 percent and met the Company's goal for safe performance. Additionally, two of the Company's nuclear plants now hold the Nuclear Regulatory Commission's superior rating. Comparisons to 1994 indicate that in 1995 the Company's kilowatt-hour sales grew significantly, while the cost to customer per kilowatt-hour declined. Leadership in achieving corporate goals, developing and implementing strategic initiatives, national leadership in the fields of nuclear power and electric utility operations, and supporting the economic growth and quality of life in the Company's service area were also considered by the Committee.


                                          Committee on Personnel, Executive
                                          Development and Compensation

                    Charles W. Coker, Chairman    Robert L. Jones
                    Edwin B. Borden               J. Tylee Wilson
                    George H. V. Cecil

                               PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's 25 Utility (Electric Power Companies) Index.


      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG CAROLINA POWER &
                                 LIGHT COMPANY,
      S&P 500 STOCK INDEX AND S&P 25 UTILITY (ELECTRIC POWER COMPANIES) INDEX


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                S & P 25 UTILITY
                                             CAROLINA POWER & LIGHT COMPANY           INDEX          S & P 500 INDEX
                                                      COMMON STOCK
1990                                        $ 100                             $ 100                  $ 100
1991                                        $ 124                             $ 130                  $ 130
1992                                        $ 135                             $ 138                  $ 140
1993                                        $ 154                             $ 155                  $ 154
1994                                        $ 146                             $ 133                  $ 156
1995                                        $ 201                             $ 174                  $ 214
*$100 Invested on 13/31/90 in Stock or
Index.
Including reinvestment of dividends.
Fiscal Year Ending December 31.

                                    PROPOSAL
                      AMENDMENT OF THE COMPANY'S RESTATED
                             CHARTER TO EXPAND THE
                   PURPOSES FOR WHICH THE COMPANY EXISTS AND
                      TO BROADEN THE POWERS OF THE COMPANY

    The Board of Directors of the Company unanimously recommends that Article THIRD of the Restated Charter of Carolina Power & Light Company ("Restated Charter") be amended in order to expand the purposes for which the Company exists, and to broaden the powers of the Company ("Proposal"). In keeping with this recommendation, the Board of Directors has directed that said Proposal be submitted to a vote of the shareholders at this Annual Meeting of Shareholders. Shareholders are urged to read carefully this section of the Proxy Statement, which describes the Proposal, and Exhibit A hereto, which sets forth the text of the proposed amendment to Article THIRD of the Restated Charter, before voting on the Proposal.


    General Effects of the Amendment


    Article THIRD of the Restated Charter currently enumerates the objects for which the Company is to exist, and sets forth a nonexclusive list of the powers of the Company. That Article also prohibits the Company from engaging in certain enumerated businesses. In keeping with modern corporate practices, Section 55-3-01 of the North Carolina Business Corporation Act ("BCA") provides that every corporation incorporated under the BCA is authorized to engage in any lawful business unless a more limited purpose is set forth in its charter.
Section 55-3-02 of the BCA states that unless its charter or the BCA provide otherwise, every corporation automatically has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs. That section of the BCA also contains a list, which is expressly stated to be nonexclusive, of particular powers that belong to every corporation organized under the BCA.


    The proposed amendment will update the Restated Charter so that it more closely conforms to the provisions of Sections 55-3-01 and 55-3-02 of the BCA. Additionally, by eliminating the prohibition on the Company's ability to engage in certain businesses, the amendment will provide the Company with greater flexibility to respond to future business opportunities as they arise.



    Reasons for the Amendment



    The Board of Directors believes that the proposed amendment to Article THIRD of the Restated Charter, by expanding the objects for which the Company exists and broadening its powers, will ensure that the Restated Charter conforms to modern principles of corporate governance and the sections of the BCA that address corporate purposes and powers. Additionally, the proposed amendment will provide the Company with the flexibility needed to expand its business activities. This flexibility is essential to the Company's ability to compete effectively and respond rapidly to future business opportunities in an increasingly competitive electric utility marketplace. The Board, therefore, recommends a vote in favor of the proposed amendment to the Restated Charter.


                            ------------------------


    The text of the proposed amendment to Article THIRD of the Restated Charter is set forth in Exhibit A to this Proxy Statement.

    The affirmative vote of the holders of a majority of the shares of stock of the Company outstanding and entitled to vote is required for approval of the amendment to the Company's Restated Charter contained in the Proposal.


    THE BOARD OF DIRECTORS, AS NOTED ABOVE, RECOMMENDS A VOTE FOR THE PROPOSAL.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP has been selected by the Board of Directors to serve as independent public accountants for the Company for the current year, having served in that capacity since 1930. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    The Company's 1995 Annual Report, which includes financial statements for the fiscal years ended December 31, 1995 and 1994 together with related notes, audited statements of income and changes in financial position for the three most recent years and the report of Deloitte & Touche LLP, independent public accountants, was mailed to shareholders of record as of the close of business on March 1, 1996.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS


    The   deadline  by  which  shareholder   proposals  must  be  submitted  for
consideration at the 1997 Annual Meeting of Shareholders is December 2, 1996.


                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any business before the meeting other than that stated in this Proxy Statement. The Board knows of no other matter to come before the meeting. If other matters properly come before the meeting, it is the intention of the Board of Directors that the persons named in the enclosed Proxy will vote on such matters pursuant to the Proxy in accordance with their best judgment.

                                                                       EXHIBIT A

                         CAROLINA POWER & LIGHT COMPANY
                      PROPOSED AMENDMENT TO ARTICLE THIRD
                       OF THE COMPANY'S RESTATED CHARTER


Approval of the Proposal would amend Article THIRD of the Company's Restated Charter by deleting the parenthetical phrase "(except railroads)" from paragraph
(b) of the list of objects of the Company; deleting the parenthetical phrase "(except railroads)" from paragraph (c) of the list of objects of the Company; adding a new sentence to the end of the list of objects of the Company; and replacing the fifth paragraph of the list of the Company's powers with a new paragraph. Article THIRD, as amended, shall read as set forth below. (Language to be added to the text has been underlined and language to be deleted has been placed in brackets ( "[ ]").)


THIRD: The object or objects for which the Company is to exist are the following, to wit:

        The object or objects of the Company and in aid thereof and in addition thereto the following object or objects the enumeration of which shall not limit or restrict or be held to limit or restrict in any manner the object or objects of the Company, namely:

        To acquire, buy, hold, own, sell, lease, exchange, dispose of, finance, deal in, construct, build, equip, improve, use, operate, maintain and work upon:

    (a) Any and all kinds of plants and systems for the manufacture, storage, utilization, supply, transmission, distribution, or disposition of electricity, gas, water or steam, or power produced thereby, or of ice and refrigeration, of any and every kind, or telegraphs or telephones, or for the transmission of information, or any thereof;

    (b) Any and all kinds of street railways [(except railroads)] and bus lines for the transportation of passengers and/or freight, transmission lines, systems, appliances, equipment and devices and tracks, stations, buildings and other structures and facilities;

    (c) Any and all kinds of works, power plants, substations, systems, tracts, machinery, generators, motors, lamps, poles, pipes, wires, cables, conduits, apparatus, devices, supplies and articles of every kind pertaining to or in anywise connected with the construction, operation or maintenance of street railways [(except railroads)] and bus lines or in anywise connected with the manufacture, purchase, use, transmission, distribution, regulation, control or application of electricity, gas, light, heat, refrigeration, ice, water, power, telephones and telegraphs, or any other purposes;

    To acquire, buy, hold, own, sell, lease, exchange, dispose of, distribute, deal in, use, produce, furnish and supply electricity, gas, light, heat, refrigeration, ice, water and power and any other power or force in any form and for any purpose whatsoever;

    To carry on the business of general brokers and dealers in stocks, bonds, securities, mortgages and other choses in action, including the acquisition thereof by original subscription; to make investments in such property and to hold, manage, mortgage, pledge, sell, and dispose of the same in like manner as individuals may do;

    To carry on in States and jurisdictions when and where permissible by the laws of such States and jurisdictions, the business of constructing and operating or aiding in the construction and operation of street railways, telegraph and telephone companies, gas and electric companies.

    To acquire, organize, assemble, develop, build up and operate, constructing and operating and other organizations and systems and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations and systems in whole or in part, and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing purposes;

    To do a general contracting business;

    To purchase, acquire, hold, own, develop and dispose of lands, interests in and rights with respect to lands and waters and fixed and movable property, franchises, concessions, consents, privileges and licenses in its opinion useful or desirable for or in connection with the foregoing purposes;

    To underwrite, acquire by purchase, subscription or otherwise, and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, warrants, securities, evidences of indebtedness, contracts or obligations of any corporation or corporations, association or associations, domestic or foreign, or of any firm or individual of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness of the Company, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon;

    To aid in any manner any corporation or association, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for the Company, directly or indirectly, or in which, or in the welfare of which, the Company shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Company or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of subsidiary companies; [.]
         -

    To engage in any lawful business authorized by the State of North Carolina.
    ---------------------------------------------------------------------------

    IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of North Carolina and of the objects and purposes hereinbefore stated, it is hereby expressly provided that the Company shall also have the following powers, that is to say:

        To do any or all things set forth to the same extent and as fully as natural persons might or could do, and in any part of the world, and as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations;

        To borrow money, to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stock, bonds, debentures, notes, scrip, warrants or other obligation or evidences of indebtedness at any time owned by it;

        To guarantee the payment of dividends upon any capital stock and to endorse or otherwise guarantee the principal or interest, or both, of any bonds, debentures, notes, scrip or other obligations or evidences of indebtedness, or the performance of any contract or obligation, of any other corporation or association, domestic or foreign, or of any firm or individual in which the Company may have a lawful interest, in so far and to the extent that such guaranty may be permitted by law;

        To purchase or otherwise acquire its own shares of stock (so far as may be permitted by law), and its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness, and to cancel or to hold, sell, transfer or reissue the same;

        [To do all and everything necessary or convenient for the accomplishment of the objects herein enumerated, and in general to carry on any lawful business, incidental, necessary or convenient to any of said objects but nothing herein contained is to be construed as authorizing the Company to carry on the business of railroads other than street railways, of banking or insurance or of building and loan associations.]


    To do any and all things  necessary or convenient for the accomplishment  of
    ----------------------------------------------------------------------------
the  objects herein enumerated, and in general  to carry on any lawful business,
--------------------------------------------------------------------------------
incidental, necessary or convenient to any of said objects.
-----------------------------------------------------------


        Nothing herein shall be deemed to limit or exclude any power, right or privilege given to the Company by law or construed to give the Company any rights, powers or privileges not permitted by the laws of the State of North Carolina to corporations organized under the statutes of the State of North Carolina for the general purposes for which the Company is organized.

        The foregoing clauses shall be construed as objects, purposes and powers and it is hereby expressly provided that the foregoing specific enumeration shall not be held to limit or restrict in any manner the powers of the Company.

MAP SHOWING LOCATION OF THE COMPANY'S 1996

ANNUAL SHAREHOLDERS' MEETING TO BE HELD ON THE

CAMPUS OF THE UNIVERSITY OF NORTH CAROLINA -

WILMINGTON APPEARS HERE.

                         CAROLINA POWER & LIGHT COMPANY
             411 FAYETTEVILLE STREET, RALEIGH, NORTH CAROLINA 27601

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    PROXY. The undersigned hereby appoints Sherwood H. Smith, Jr. and William Cavanaugh III, and each of them, as Proxies, with full power of substitution, to vote the shares of stock of Carolina Power & Light Company registered in the name of the undersigned, or which the undersigned has the power to vote, at the Annual Meeting of Shareholders of the Company to be held Wednesday, May 8, 1996, at 10 o'clock A.M., and at any adjournment thereof, for the election of directors, upon the proposal set forth on the reverse side hereof and upon other matters properly coming before the meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement.

    THIS PROXY WILL BE VOTED AS DIRECTED BY YOU ON THE REVERSE SIDE HEREOF. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE BOARD OF DIRECTORS' PROPOSAL TO AMEND THE COMPANY'S RESTATED CHARTER, ALL AS SET FORTH IN THE PROXY STATEMENT. THE NOMINEES FOR DIRECTOR ARE: L. BAKER, W. MCCOY, S. SMITH, J. WILSON. IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE, THE PROXIES WILL VOTE FOR A SUBSTITUTE DESIGNATED BY THE BOARD.

    TO AVOID EXPENSE AND DELAY, PLEASE SIGN EXACTLY AS YOUR NAME APPEARS, DATE AND RETURN YOUR PROXY PROMPTLY BY USE OF THE RETURN ENVELOPE.

                      (Please sign and date on other side)

                       1.  ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.
                           / /  Vote For                    / /  Vote Withheld               / /  Vote Withheld On The
                           All Nominees                     On All Nominees                  Following Nominees Only

                           -------------------------------------------------------------------------------------------------

DIRECTORS
RECOMMEND
VOTE FOR
     ----

                       2.  AMENDMENT TO RESTATED CHARTER TO EXPAND THE PURPOSES AND THE POWERS OF THE COMPANY.
                           / /  FOR                         / /  AGAINST                     / /  ABSTAIN

                                            ____________________________________
                                            ____________________________________
                                            Signature(s) of Shareholders or
                                            Authorized Representative
                                            Dated ________________________, 1996

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.